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                                  EXHIBIT 23B

          Consent of Parente, Randolph, Orlando, Carey & Associates, Certified Public Accountants, of Wilkes-Barre, Pennsylvania














































                                      S-9

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              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
              ---------------------------------------------------

         We hereby consent to the use in this Registration Statement on Form S-2 of our report dated January 24, 1997, except for Note 19, as to which the date is November 10, 1997, relating to the 1996, 1995 and 1994 consolidated financial statements of Lake Ariel Bancorp, Inc. and Subsidiary, and to the reference to our Firm under the caption "Experts."




                             /s/ Parente, Randolph, Orlando, Carey & Associates
                                 PARENTE, RANDOLPH, ORLANDO, CAREY & ASSOCIATES





Wilkes-Barre, Pennsylvania
November 14, 1997



                                     S-10